UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2019

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6461 Downing Street

Denver, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BBCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 15, 2019 (the “Closing Date”), Concrete Pumping Holdings, Inc. (the “Company”) consummated the previously announced acquisition of Capital Pumping, LP, a Texas limited partnership (“Capital Pumping”), ASC Equipment, LP, a Texas limited partnership (“ASC”) and MC Services, LLC, a Texas limited liability company (“MCS” and, together with Capital Pumping and ASC, the “Capital Companies”), pursuant to that certain Interest Purchase Agreement, dated as of March 18, 2019, by and among the Company and certain of its affiliates, the Capital Companies, and the other parties thereto (as amended, the “Interest Purchase Agreement”). The transactions contemplated by the Interest Purchase Agreement are referred to herein as the “Capital Acquisition.”

In accordance with the terms of the Interest Purchase Agreement, on the Closing Date, the Company, through its wholly owned subsidiaries, purchased all of the outstanding equity interests in Capital Pumping, ASC, and MCS, for an aggregate purchase price of $129.2 million in cash, subject to adjustment in accordance with the Interest Purchase Agreement, resulting in each of the Capital Companies becoming wholly owned indirect subsidiaries of the Company.

Item 1.01. Entry into a Material Definitive Agreement.

Equity Financing

On May 10, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, as the representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering by the Company (the “Offering”) of an aggregate of 18,098,166 shares of its common stock (the “Underwritten Shares”) at a price of $4.50 per share, including 2,098,166 shares of common stock sold pursuant to the exercise of the Underwriters’ option to purchase additional shares. Certain of the Company’s directors and officers and significant stockholders, and certain other investors identified by the Company, purchased an aggregate of 3,980,166 of the Underwritten Shares from the Underwriters at the same per-share price as was offered to the public.

On May 14, 2019, the Company consummated the Offering and received net proceeds of approximately $78.2 million, after deducting underwriting discounts and commissions, but before deducting estimated offering expenses, which amount was used to finance a portion of the purchase price for the Capital Acquisition.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Underwritten Shares, as well as indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company and its executive officers and directors, as well as certain of the Company’s significant stockholders, have agreed to customary lockup restrictions pursuant to which, subject to certain exceptions, they may not sell, offer, pledge, sell, or purchase any Company securities for a 90-day period after the closing of the Offering without the consent of UBS Securities LLC.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-230673), which was declared effective by the U.S. Securities and Exchange Commission on May 9, 2019.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Debt Financing

As previously disclosed, on March 26, 2019, the Company and certain of its affiliates entered into an Amendment No. 1 to Term Loan Agreement (“Amendment No. 1”), with Stifel Bank & Trust (“Stifel”) and Credit Suisse AG, Cayman Islands Branch (the “Administrative Agent”), pursuant to which Stifel and certain other lenders agreed to provide incremental term loans in an aggregate amount up to $40 million (the “Additional Term Loans”), which were to be borrowed under, and have substantially the same terms as the term loans previously borrowed under, that certain Term Loan Agreement, dated as of December 6, 2018, by and among the Company, certain of its affiliates, the Administrative Agent and each lender party thereto from time to time, for the purpose of financing a portion of the consideration payable for the Capital Acquisition and the fees and expenses in connection therewith and in connection with the Additional Term Loans. On May 10, 2019, the parties to Amendment No. 1 entered into an Amended and Restated Amendment No. 1 to Term Loan Agreement (“Amended and Restated Amendment No. 1”), pursuant to which Stifel and certain other lenders agreed to provide an additional $20 million of Additional Term Loans, for an aggregate amount of $60 million on the Closing Date, the net proceeds of which were used to finance a portion of the purchase price for the Capital Acquisition.

The foregoing description of the Amended and Restated Amendment No. 1 does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above and Item 1.01 is incorporated into this Item 2.01 by reference. We incorporate by reference into this Item 2.01 the descriptions of the Interest Purchase Agreement set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on March 18, 2019 (File No. 001-38166).

The Interest Purchase Agreement is incorporated by reference in this filing to provide investors with information regarding its terms. It is not intended to be a source of financial, business, operational or other factual information about the Company or the Capital Companies or to modify or supplement any factual disclosures about the Company in its other public reports filed with the U.S. Securities and Exchange Commission. In particular, the representations, warranties and covenants and other obligations contained in the Interest Purchase Agreement were made only for the purposes of the Interest Purchase Agreement and made as of the dates specified therein; are solely for the benefit of the parties to the Interest Purchase Agreement; may be subject to limitations or qualifications agreed upon by the parties in connection with negotiating the terms of the Interest Purchase Agreement, including being qualified or limited by confidential disclosure schedules made between the parties for the purpose of allocating contractual risk between them instead of establishing matters as facts; and may be subject to a standard of materiality provided for in the Interest Purchase Agreement that differs from those applicable to investors. Investors should not rely on the representations, warranties and covenants and other obligations or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Capital Companies or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Interest Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 regarding the Amended and Restated Amendment No. 1 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 15, 2019, the Company announced the consummation of the Capital Acquisition. A copy of the press release is furnished herewith as Exhibit 99.7. Also furnished herewith as Exhibit 99.8 is a copy of an investor presentation that will be used by the Company relating to the Capital Acquisition.

In addition, the Company is furnishing the Capital Companies’ management’s discussion and analysis of financial condition and results of operations with respect to certain historical periods as Exhibit 99.6, which is incorporated by reference herein.

The information in this Item 7.01 and Exhibits 99.6, 99.7 and 99.8 attached hereto is being furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Capital Pumping and ASC, and MCS, as of and for the years ended December 31, 2018 and 2017 and the accompanying notes thereto are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

The unaudited financial statements of Capital Pumping and ASC, and MCS, as of March 31, 2019 and December 31, 2018 and for the three months ended March 31, 2019 and 2018 and the accompanying notes thereto are attached hereto as Exhibits 99.3 and 99.4, respectively, and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations of the Company for the year ended October 31, 2018 and for the three months ended January 31, 2019, and the accompanying notes thereto that give effect to the Capital Acquisition are attached hereto as Exhibit 99.5 and are incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 10, 2019, by and between Concrete Pumping Holdings, Inc. and UBS Securities LLC.
2.1	Interest Purchase Agreement, dated as of March 18, 2019, by and between Concrete Pumping Holdings, Inc., Brundage-Bone Concrete Pumping, Inc., CPH Acquisition, LLC, ASC Equipment, LP, Capital Pumping, LP, MC Services, LLC, Capital Rentals, LLC, Central Texas Concrete Services, LLC, A. Keith Crawford and Melinda Crawford (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2019).
2.2	First Amendment to Interest Purchase Agreement, dated as of May 14, 2019, by and between Concrete Pumping Holdings, Inc., Brundage-Bone Concrete Pumping, Inc., CPH Acquisition, LLC, ASC Equipment, LP, Capital Pumping, LP, MC Services, LLC, Capital Rentals, LLC, Central Texas Concrete Services, LLC, A. Keith Crawford and Melinda Crawford.
10.1

Amended and Restated Amendment No. 1 to Term Loan, dated as of May 10, 2019, by and between Concrete Pumping Holdings, Inc., Concrete Pumping Intermediate Acquisition Corp., Brundage-Bone Concrete Pumping Holdings Inc., Credit Suisse AG, Cayman Islands Branch, and each lender party thereto.

99.1	Audited financial statements of Capital Pumping, LP and ASC Equipment, LP as of and for the years ended December 31, 2018 and 2017, and the accompanying notes thereto.
99.2	Audited financial statements of MC Services, LLC as of and for the years ended December 31, 2018 and 2017, and the accompanying notes thereto.
99.3

Unaudited financial statements of Capital Pumping, LP and ASC Equipment, LP as of March 31, 2019 and December 31, 2018 and for the three months ended March 31, 2019 and 2018, and the accompanying notes thereto.

99.4	Unaudited financial statements of MC Services, LLC as of March 31, 2019 and December 31, 2018 and for the three months ended March 31, 2019 and 2018, and the accompanying notes thereto.
99.5

Unaudited pro forma condensed combined statements of operations of Concrete Pumping Holdings, Inc. for the year ended October 31, 2018 and for the three months ended March 31, 2019, and the accompanying notes thereto.

99.6	The Capital Companies’ Management’s Discussion and Analysis of Financial Condition and Results of Operation.
99.7	Press Release, dated May 15, 2019
99.8	Investor Presentation, dated May 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: May 15, 2019

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